Exhibit 10.3
Pro-Forma Financial Statements:
On December 31, 2008, Technology Solutions Company (the “Company”) and Valkre Solutions, Inc. (“Valkre”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell and Valkre agreed to acquire substantially all of the assets and assume certain liabilities of the Company’s Customer Value Creation (“CVC”) practice (the “Practice”) together with certain other assets, liabilities, properties and rights of the Company relating to its CVC business.
a. Pro-forma consolidated condensed balance sheet — post sale of Practice:

	Pro-forma Consolidated Balance Sheet - Post Sale of Practice
	Pre-Transaction	Transaction	Post-Transaction
	As reported		Pro-forma
	September 30, 2008 (1)	Adjustments (2)	September 30, 2008 (3)
	(Unaudited)	(Unaudited)	(Unaudited)

Cash and short-term investments	$9,014	$130	$9,144
Promissory Note from Valkre	—	270	270
Promissory Note from EnteGreat	750	—	750
Other current assets	1,951	(160)	1,791
Fixed assets and intangible assets, net	461	(160)	301

TOTAL ASSETS	$12,176	$80	$12,256

Accounts payable	$1,003	$—	$1,003
Accrued compensation	535	—	535
Other current liabilities	136	—	136

Total shareholder equity	10,502	80	10,582

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$12,176	$80	$12,256

(1)	The pre-transaction unaudited condensed consolidated balance sheet represents the Company’s consolidated balance sheet as of September 30, 2008, prior to the sale of the Practice.

(2)	The transaction adjustments column represents those assets and liabilities changes resulting specifically from the sale of the Practice to Valkre.

(3)	The post-transaction pro-forma unaudited condensed consolidated balance sheet represents a pro-forma look back to September 30, 2008 assuming the impact of the transaction related adjustments.

(4)	The condensed pro-forma consolidated balance sheet may not necessarily reflect the consolidated balance sheet of the Company during any other future period.
b. Pro-forma consolidated condensed statements of income:

	Year Ended December 31, 2007			Year to date through September 30, 2008
	CVC Practice (2)	Exogen/Corp (2)	As Reported (1)	CVC Practice (2)	Exogen/Corp (2)	As Reported (1)
	(unaudited)	(unaudited)	(Audited)	(unaudited)	(unaudited)	(unaudited)

Revenues before reimbursable expenses	$1,080	$9,308	$10,388	$884	$4,783	$5,667
Reimbursable expenses	172	1,028	1,200	337	494	831

TOTAL REVENUES	1,252	10,336	11,588	1,221	5,277	6,498

Cost of services	1,469	7,775	9,244	1,036	4,647	5,683
Management and administrative support	428	9,110	9,538	278	1,793	2,071
Intangible assets amortization	205	—	205	147	—	147
Intangible assets impairment — one-time, non-recurring (3)	143	—	143	106	—	106

TOTAL COSTS AND EXPENSES	$2,245	$16,885	$19,130	$1,567	$6,440	$8,007

OPERATING (LOSS) — Company	$(993)	$(6,549)	$(7,542)	$(346)	$(1,163)	$(1,509)

INVESTMENT INCOME	—	469	469	—	290	290

NET INCOME(LOSS) BY PRACTICE	(993)	(6,080)	(7,073)	(346)	(873)	(1,219)

Discontinued Operations (4)	—	(1,222)	(1,222)	—	1,957	1,957

NET INCOME/(LOSS) — Company	$(993)	$(7,302)	$(8,295)	$(346)	$1,084	$738

Basic Income/(Loss) per share	($0.39)	($2.87)	($3.26)	($0.13)	$0.42	$0.29

Diluted Income/(Loss) per share	($0.39)	($2.87)	($3.26)	($0.13)	$0.41	$0.28

Weighted average share — Basic	2,541	2,541	2,541	2,564	2,564	2,564

Weighted average share — Diluted	2,541	2,541	2,541	2,661	2,661	2,661

(1)
The pro-forma consolidated statements of income is a summary of TSC’s operating results excluding the Practice on a stand-alone basis. It was derived by adjusting the financial information from the Company’s Form 10K for year ended December 31, 2007 and the Company’s Form 10-Q filed for the nine months ended September 30, 2008.

(2)
The Company has traditionally reported a consolidated look at the income statement instead of by practice area. For this pro-forma representation, revenues and expenses were segregated by those estimated amounts associated with the Practice on a stand-alone basis, with the remainder being reflected as Exogen / Corporate. The Exogen/Corporate column, for this pro-forma illustration, is carrying the entire burden of corporate administrative expenses. The allocated costs for both above periods reflect those costs that were reasonably estimated to be directly attributable to the Practice during the timeframe as indicated.

(3)
The intangible asset impairment amounts represents one-time non-recurring expenses recorded in the period when an impairment of the intangible assets has been determined to have occurred. These amounts are not recurring and represent the one time recognition of expense.

(4)
The Company sold its SAP Practice effective as of April 30, 2008. The Company filed a Form 8K on May 9, 2008 with pro-forma financials related to the sale. For addition information concerning the SAP Practice sale, see the Form 8K filing.

(5)	The financial information may not necessarily reflect the results of the operations of TSC, excluding the Practice, as a stand-alone entity during the periods presented in the future.